Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of our report dated April 12, 2024, relating to the consolidated financial statements of ASLAN Pharmaceuticals Limited, appearing in the Annual Report on Form 20-F of ASLAN Pharmaceuticals Limited for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP Singapore

Deloitte & Touche LLP

Singapore

April 12, 2024